Exhibit 99.1

      WINDROSE MEDICAL PROPERTIES TRUST REPORTS SECOND QUARTER 2005 RESULTS

    Second Quarter Highlights:

    - Reported quarterly rental revenues of $10.1 million, up 46.4% from 2004

    - Generated funds from operations (FFO) of $0.25 per share on a fully diluted basis

    - Acquired a total of six medical office buildings for $66.0 million

    - Completed a $52.5 million Series A Cumulative Convertible Preferred Shares offering

    - Declared quarterly dividend of $0.225 per common share and declared pro-rated dividend of $0.19007 per preferred share

    INDIANAPOLIS, Aug. 8 /PRNewswire-FirstCall/ -- Windrose Medical Properties Trust (NYSE: WRS), a self-managed specialty medical properties REIT, announced today financial results for the second quarter ended June 30, 2005.

    Windrose reported second quarter 2005 rental revenues of $10.1 million, compared to $6.9 million for the second quarter 2004, a 46.4% increase. Second quarter 2005 corporate general and administrative expenses were $1.0 million, compared to $765 thousand for the same quarter in 2004.

    Second quarter 2005 net income available for common shareholders was $1.1 million, or $0.08 per diluted share based on 14.1 million weighted average shares outstanding, compared to $1.1 million, or $0.11 per diluted share based on 10.3 million weighted average shares outstanding, for the second quarter 2004. Second quarter 2005 funds from operations (FFO), comprised of net income plus depreciation and amortization from real estate, was $3.4 million, or $0.25 per diluted share on an increased share base, compared to $2.6 million, or $0.26 per diluted share, for the second quarter 2004. Second quarter 2005 funds available for distribution (FAD), which consists of FFO adjusted primarily for straight-line rent, above/below market rents, and amortization of deferred financing fees, was $3.3 million.

    In early May 2005, Windrose acquired Johns Creek I, a medical office building in the Atlanta, GA metropolitan area for $5.5 million. Windrose assumed $3.6 million of debt on this property with the balance of the purchase price paid in cash.

    In early June 2005, Windrose acquired three medical office buildings located in Delray Beach, FL, Lakewood, CA and Los Gatos, CA for approximately $53.6 million. The three properties were acquired through a combination of assumed debt and first mortgage debt financing of approximately $34.2 million and the balance borrowed from the Company's credit facility.

    In June 2005, Windrose acquired two medical office buildings affiliated with the Rush-Copley Medical Center located in Aurora, IL for approximately $6.9 million. Windrose assumed $1.86 million in debt on the properties with the balance of the purchase price being paid in cash.

    In June 2005, Windrose completed a $52.5 million Series A Cumulative Convertible Preferred Shares offering of 2,100,000 shares at $25.00. The proceeds were utilized to repay indebtedness and provide additional capacity for 2005 acquisitions.

    On July 14, 2005, Windrose acquired a medical office building, an ambulatory surgery center and a partially improved adjacent parcel located in Union City, TN for $11.4 million. Windrose utilized $11.025 million in cash from the June convertible preferred equity offering proceeds to fund this transaction and the balance paid by issuing a note to the seller of the adjacent parcel in the amount of $406 thousand.

    As previously announced, Windrose's Board of Trustees declared a second quarter 2005 dividend of $0.225 per common share. The dividend is payable on August 22, 2005 to common shareholders of record on August 10, 2005. The Board of Trustees also declared a pro-rated dividend of $0.19007 per 7.5% Series A cumulative convertible preferred share for the period beginning on June 30, 2005 and ending on August 5, 2005. This dividend will be payable on August 22, 2005 to preferred shareholders of record on August 5, 2005.

    Hospital Affiliates Development Corp. (HADC), Windrose's taxable development subsidiary, generated a second quarter pre-tax profit of $23 thousand, or $14 thousand after taxes. The specialty hospital and attached medical office building in Houston, TX being developed by HADC for Windrose ownership are expected to be completed in the fourth quarter of 2005.

    Fred Klipsch, Chairman and Chief Executive Officer, remarked, "Our solid second quarter revenues were fueled by our expanding operating portfolio of specialty medical properties integral to the delivery of healthcare. The six properties acquired in the second quarter combined with the July acquisition bring our year-to-date acquisition total to over $87 million."

    Fred Farrar, President and Chief Operating Officer, stated, "The June 2005 convertible preferred offering, which was used primarily to pay our line of credit, positions us for continued execution of our acquisition and development strategy. HADC is continuing to make solid progress reporting its fourth sequential profitable quarter. Our two development projects in Houston are progressing on schedule for occupancy before the end of the year."

    Conference Call and Webcast
    Windrose will host a conference call to discuss second quarter results on Monday, August 8, 2005 at 4:00 p.m. Eastern Daylight Time / 3:00 p.m. Central Daylight Time. The conference call will be accessible by telephone and through the Internet. Telephone access is available by dialing (877) 407-9039 for domestic callers, and (201) 689-8470 for international callers. The reservation number for both is 161669. Those interested in listening to the conference call should dial into the call approximately 10 minutes before the start time. A live webcast of the conference call will be available online at http://www.windrosempt.com. Web participants are encouraged to go to the Web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. Listening to the webcast requires speakers and RealPlayer(TM) software, downloadable free at http://www.real.com.

    In addition, a telephonic replay of the call will be available until August 15, 2005. The replay dial-in numbers are (877) 660-6853 for domestic callers and (201) 612-7415 for international callers. Please use reservation code 161669. After the live webcast, a recording of the call will remain available on Windrose Medical Properties Trust's Web site, http://www.windrosempt.com, for a month.

     Contact:
     Windrose Medical Properties Trust
     Fred Farrar
     President and COO
     317 860-8213

     Investors/Media:
     The Ruth Group
     Stephanie Carrington/Jason Rando
     646 536-7017/7025
     scarrington@theruthgroup.com
     jrando@theruthgroup.com

    About Windrose Medical Properties Trust
    Windrose is a self-managed Real Estate Investment Trust (REIT) based in Indianapolis, Indiana with offices in Nashville, Tennessee. Windrose was formed to acquire, selectively develop and manage specialty medical properties, such as medical office buildings, outpatient treatment and diagnostic facilities, physician group practice clinics, ambulatory surgery centers and specialty hospitals and treatment centers.

    Safe Harbor
    Some of the statements in this news release constitute forward-looking statements. Such statements include, in particular, statements about our beliefs, expectations, plans and strategies that are not historical facts. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond our control, which may cause our actual results to differ significantly from those expressed in any forward-looking statement. The factors that could cause actual results to differ materially from current expectations include financial performance and condition of our lessees, adverse changes in healthcare laws, changes in economic and general business conditions, competition for specialty medical properties, our ability to finance our operations, the availability of additional acquisitions, regulatory conditions and other factors described from time to time in filings we make with the Securities and Exchange Commission. The forward-looking statements contained herein represent our judgment as of the date hereof and we caution readers not to place undue reliance on such statements. We do not undertake to publicly update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

                     Windrose Medical Properties Trust, Inc.
                  Condensed Consolidated Financial Information
           For the Three months Ended June 30, 2005, and June 30, 2004
                (Dollars in Thousands, except per share amounts)

                                                Three months    Three months
                                                   ended           ended
                                                  6/30/2005       6/30/2004
                                                ------------    ------------
RENTAL OPERATIONS

Revenues
   Rent                                         $     10,060    $      6,872

Operating expenses
   Property taxes                                        894             578
   Property operating                                  2,071           1,402
   Depreciation and amortization                       2,303           1,507
      Total operating expenses                         5,268           3,487

          Operating income from
           rental operations                           4,792           3,385

SERVICE OPERATIONS (HADC)

Revenues
   Development and project
    management fees                                      608             465

Expenses
   Cost of sales and project costs                       292             369
   General and administrative expenses                   293             122
         Gain (Loss) from
          service operations                              23             (26)

GENERAL AND ADMINISTRATIVE EXPENSES
   Corporate operations                                1,031             765
   Operating income                                    3,784           2,594

OTHER INCOME (EXPENSE)
   Interest Income (expense)                          (2,541)         (1,821)
   Gain (loss) on interest rate swap                       -             267
   Other income (expense)                                (39)            (29)
      Total other income (expense)                    (2,580)         (1,583)

Income tax benefit (expense)                              (9)              9

   Net income before minority
    interest and discontinued
    operations                                         1,195           1,020

   Minority interest in income
    of common unit holders and
    other subsidiaries                                   (36)            (41)

  Discontinued Operations
    Net Income from discontinued
     operations, net of minority interest                  -             104
         Net income from
          discontinued operations                          -             104

  Net income                                           1,159           1,083

     Dividends on preferred shares                        11               -

 Net Income available for common
  shareholders                                         1,148           1,083

   Weighted average shares of common
    stock outstanding
       - Basic                                        13,666           9,948
       - Diluted                                      14,054          10,307

   Net income per common share
       - Basic and diluted                      $       0.08    $       0.11

                  Condensed Consolidated Financial Information
           For the Three months Ended June 30, 2005, and June 30, 2004
                (Dollars in Thousands, except per share amounts)

                                                Three months    Three months
                                                   ended           ended
                                                  6/30/2005      6/30/2004
                                                ------------    ------------
Funds from operations(1) (FFO):
   Net income                                   $      1,159    $      1,083
   Add back (deduct):
      Lease intangible amortization
       and depreciation expense on
       continuing operations                           2,303           1,507
      Lease intangible amortization
       and depreciation expense on
       discontinued operations                             -              40
      Minority interest share
       of depreciation and
       amortization                                      (60)            (59)

   Funds from operations (FFO)                  $      3,402    $      2,571

   FFO per common share
      - Basic and diluted                       $       0.25    $       0.26

                     Windrose Medical Properties Trust, Inc.
                  Condensed Consolidated Financial Information
                    For the Three months Ended June 30, 2005
                             (Dollars in Thousands)

                                                     Three months
                                                         ended
                                                       6/30/2005
                                                     -------------
Funds available for distribution(2) (FAD)
   Funds from operations (FFO)                       $       3,402
   Add back (deduct):
      Straight-line rent adjustment from
       continuing operations                                  (418)
      Rental income associated with
       above/below market leases                               101
      Amortization of deferred financing
       fees and other assets                                   168
      Depreciation of
       property, plant and
       equipment                                                39
      Minority interest share
       of FAD adjustments                                       13

   Funds available for
    distribution (FAD)                               $       3,305

Cash Spent on Tenant Improvements,
 Capital Expenditures and Leasing Commissions

      Improvements capital expenditures              $           -
      Tenant improvements and leasing commissions              209
   Total                                             $         209

   Reconciliation of Net Income to Cash Flows Provided by Operating Activities

                                                             Three months
                                                                ended
                                                              6/30/2005
                                                            -------------
Net income                                                  $       1,159

Adjustments to reconcile net income to net cash
 provided by operating activities:
   Depreciation and amortization                                    2,303
   Rental Income associated with above/below market lease             101
   Deferred Income Taxes                                                9
   Deferred Compensation Expense                                       46
   Amortization of deferred financing fees                            163
   Amortization of fair value of debt                                (229)
   Minority interest in earnings                                       36
   Increase (decrease) in cash due to changes in:
      Construction receivables and payables, net                       30
      Straight line rent receivable                                  (418)
      Revenue earned in excess of billings                             73
      Billings in excess of revenues earned                            28
      Receivables from tenants                                        673
      Accounts payable and other accrued expenses                    (302)
        Cash flows provided by operating activities         $       3,672

                Reconciliation of Cash Flows Used in Operating
             Activities to Funds Available for Distribution (FAD)

                                                             Three months
                                                                ended
                                                              6/30/2005
                                                            -------------
Cash flows provided by operating activities                 $       3,672
   Add (Deduct):
      Non-income Operating
       Cash Flows:
         Billings in excess of revenues earned                        (28)
         Revenue earned in excess of billings                         (73)
         Deferred Income Taxes                                         (9)
         Receivables from tenants                                    (673)
         Amortization of fair value of debt                           229
         Depreciation of PP&E                                          39
         Other accrued revenues and expenses                          307
         Construction payables, net                                   (30)
         Deferred Compensation Expense                                (46)
         Minority interest in earnings                                (36)
         Minority interest share of
          depreciation and amortization
          and FAD Adjustments                                         (47)
   Funds available for distribution (FAD)                   $       3,305

                     Windrose Medical Properties Trust, Inc.
                      Condensed Consolidated Balance Sheets
                             (Dollars in Thousands)

                                  6/30/2005   12/31/2004
                                 ----------   ----------
Cash and cash equivalents        $   23,433   $    9,013
Net real estate assets              399,646      297,693
Property held for sale                    -        4,892
Other assets                         13,658       12,732
  Total assets                      436,737      324,330

Secured debt                        218,054      187,134
Payables and other liabilities       17,818       12,175
Minority interest                     5,638        5,615
Shareholders' equity                195,227      119,406
  Total liabilities and
   shareholders' equity          $  436,737   $  324,330

    (1) The Company believes that FFO is helpful in understanding the Company's operating performance in that FFO excludes depreciation and amortization expense on real estate assets. The Company believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies. FFO should not be considered as an alternative to cash flows from operating, investing and financing activities as a measure of liquidity. The White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in April 2002 defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, plus real estate related depreciation and amortization and after comparable adjustments for the Company's portion of these items related to unconsolidated entities and joint ventures.

    (2) The Company's management considers funds available for distribution ("FAD") to be a useful liquidity measure because FAD provides investors with an additional basis to evaluate the ability of the Company to incur and service debt and to fund capital expenditures and distributions to shareholders and unit holders. The Company derives FAD by adjusting FFO for certain non-cash items such as the straight line rent adjustment, the interest rate swap gain/loss, amortization of loan fees, depreciation of property, plant and equipment and deferred tax expense. The gain on sale of an asset, net of capital expenditures, is also added.

    The Company's calculations of FFO and FAD may not be comparable to FFO and FAD reported by other real estate investment trusts ("REITs") due to the fact that not all REITs use the same definitions. FFO and FAD should not be considered as alternatives to net income as indicators of the Company's operating performance or alternatives to cash flows as measures of liquidity. FFO and FAD do not measure whether cash flow is sufficient to fund all of the Company's cash needs, including principal amortization, capital expenditures, and distributions to shareholders and unit holders. Additionally, FFO and FAD do not represent cash flows from operating, investing or financing activities as defined by GAAP.

    Reclassifications: Certain prior quarter balances have been reclassified to conform to the current presentation.

SOURCE  Windrose Medical Properties Trust
    -0-                             08/08/2005
    /CONTACT: Fred Farrar, President and COO of Windrose Medical Properties Trust, +1-317-860-8213; or Investors: Stephanie Carrington, +1-646-536-7017, scarrington@theruthgroup.com, or Media: Jason Rando, +1-646-536-7025, jrando@theruthgroup.com, both of The Ruth Group for Windrose Medical Properties Trust/
    /Web site:  http://www.windrosempt.com /